UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 9, 2024

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 102 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2024, the board of directors (the “Board”) of ProPetro Holding Corp. (the “Company”) increased the size of the Board from nine to ten directors, and, pursuant to the Investor Rights Agreement (the “Investor Rights Agreement”), dated as of December 31, 2018, by and between the Company and Pioneer Natural Resources Pumping Services LLC, a Delaware limited liability company (“Pioneer”), appointed Alex V. Volkov as a director. Mr. Volkov will serve on the Board as the designee of Pioneer, which is now a wholly owned subsidiary of Exxon Mobil Corporation (“ExxonMobil”), pursuant to the Investor Rights Agreement. Mr. Volkov declined to receive compensation pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy.

Mr. Volkov’s term as director will expire at the 2025 annual meeting of stockholders or until his successor is elected and qualified or his earlier death, resignation or removal. The Board determined that Mr. Volkov meets the independence requirements under the rules of the New York Stock Exchange.

Mr. Volkov serves as a vice president of ExxonMobil. During the fiscal year ended December 31, 2023, the Company entered into various agreements to provide oilfield services with Pioneer and XTO Energy Inc. (“XTO”), both of which are subsidiaries of ExxonMobil. During the fiscal year ended December 31, 2023, the Company received approximately $125.1 million from Pioneer and approximately $297.2 million from XTO.

In connection with Mr. Volkov’s appointment to the Board, the Company entered into an Indemnification Agreement with Mr. Volkov (the “Indemnification Agreement”), pursuant to which the Company will be required to indemnify Mr. Volkov to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance his expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 13, 2024, the Company issued a press release announcing the appointment of Mr. Volkov to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished with this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibit
10.2	Form of Indemnification Agreement for Officers and Directors of ProPetro Holding Corp. (incorporated by reference to Exhibit 10.33 to ProPetro Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018).
99.1	Press Release dated May 13, 2024
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: May 13, 2024
	By:	/s/ David S. Schorlemer
David S. Schorlemer
Chief Financial Officer